UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) November 12, 2009

ADVENT SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

State of Delaware (State or other jurisdiction of incorporation or organization)	0-26994 (Commission File Number)	94-2901952 (I.R.S. Employer Identification Number)

600 Townsend Street

San Francisco, California 94103

(Address of principal executive offices)

(415) 543-7696

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT 3.1

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Robert A. Ettl resigned from the Board of Directors (the “Board”) of Advent Software, Inc. (the “Company”) effective November 12, 2009. Mr. Ettl’s decision to resign was not the result of any disagreement with the Company related to its operations, policies or practices.  Mr. Ettl currently serves as Chief Operating Officer of Harvard Management Company (HMC), which recently became a client of the Company.  HMC requested that Mr. Ettl resign from his position on the Company’s Board as part of HMC’s policies regarding serving on the boards of such companies.

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On  November 12, 2009 and effective as of such date, Advent Software, Inc.’s (the “Company”) Board of Directors (the “Board”) approved an amendment to Section 3.2 of the Company’s Bylaws to reduce the membership of the Board from eight to seven members in connection with the resignation of Robert A. Ettl from the Company’s Board. The amended and restated Bylaws of the Company are attached and filed as Exhibit 3.1 to this current report on Form 8-K.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit No.	Exhibit Description

3.1	Amended and Restated Bylaws of Advent Software, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVENT SOFTWARE, INC.

By:	/s/ James S. Cox
James S. Cox
Senior Vice President,
Chief Financial Officer
(Principal Financial and Accounting Officer)

Dated: November 13, 2009